      As filed with the Securities and Exchange Commission on September 23, 2004

                                           Registration Statement No. 333-114344
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                               Amendment No. 3 to

                                    FORM F-3
                          ----------------------------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                 AMDOCS LIMITED
             (Exact name of registrant as specified in its charter)
                          ----------------------------

               ISLAND OF GUERNSEY                             NOT APPLICABLE
(State or other jurisdiction of incorporation or             (I.R.S. Employer
                 organization)                              Identification No.)

                      SUITE 5, TOWER HILL HOUSE LE BORDAGE
           ST. PETER PORT, ISLAND OF GUERNSEY, GY1 3QT CHANNEL ISLANDS
                               011-44-1481-728444
   (Address and telephone number of registrant's principal executive offices)

                                  AMDOCS, INC.
           1390 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                     ATTENTION: THOMAS G. O'BRIEN, TREASURER
                                 (314) 212-8328
            (Name, address and telephone number of agent for service)

                          ----------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             ROBERT A. SCHWED, ESQ.
                   WILMER CUTLER PICKERING HALE AND DORR LLP
                                 300 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 937-7200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------


     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

      This Amendment No. 3 to the Registrant's Registration Statement on Form F-3 (File No. 333-114344) is being filed solely for the purpose of filing a certain exhibit, and no changes or additions are being made hereby to the prospectus which forms a part of this Registration Statement. Accordingly, the prospectus has been omitted from this filing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Guernsey law permits a company's articles of association to provide for the indemnification of officers and directors except to the extent that such a provision may be held by the courts of Guernsey to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime) and except to the extent that Guernsey law prohibits the indemnification of any director against any specific provisions of Guernsey Company law under which personal liability may be imposed or incurred.

         Under our Articles of Association, we are obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of Amdocs, provided that we have no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

         We have entered into an indemnity agreement with our directors and some of our officers, under which we have agreed to pay the indemnified party the amount of Loss (as defined therein) suffered by that party due to claims made against that party for a Wrongful Act (as defined therein).

ITEM 9. EXHIBITS


EXHIBIT
NUMBER                                    DESCRIPTION
------                                    -----------
  4.1          Memorandum and Articles of Association of Amdocs Limited
               (incorporated by reference to Exhibits 3.1 and 3.2 to Amdocs'
               Registration Statement on Form F-1 dated June 19, 1998;
               Registration No. 333-8826)

  4.2          Specimen Certificate for the ordinary shares of Amdocs Limited
               (incorporated by reference to Exhibit 4.1 to Amdocs' Registration
               Statement on Form F-1 dated June 19, 1998; Registration No.
               333-8826)

  4.3          Indenture, dated March 5, 2004, between Amdocs Limited and The
               Bank of New York, as trustee, for 0.50% Convertible Senior Notes due 2024 (incorporated by reference to Exhibit 99.1 to Amdocs'
               Report on Form 6-K, filed March 5, 2004)

  4.4          Registration Rights Agreement, dated March 5, 2004, among Amdocs
               Limited and Morgan Stanley & Co. Incorporated, Goldman, Sachs &
               Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated
               (incorporated by reference to Exhibit 99.2 to Amdocs' Report on Form 6-K, filed March 5, 2004)

  5.1*         Opinion of Carey Olsen.

  5.2          Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

 12.1*         Compuation of Ratio of Earnings to Fixed Charges.

 23.1*         Consent of Ernst & Young LLP.

 23.2*         Consent of Deloitte & Touche, LLP.

 23.3*         Consent of Carey Olsen (included in Exhibit 5.1).

 23.4          Consent of Wilmer Cutler Pickering Hale and Dorr LLP
               (included in Exhibit 5.2).

 24.1*         Power of Attorney.

 99.1*         Share Purchase Agreement dated as of May 28, 2003 between Amdocs
               Holdings ULC and Bell Canada.

 99.2*+ Software Master Agreement between Amdocs Software Systems Limited and SBC Services, Inc., effective December 10, 2003.

 99.3*+ Agreement between Amdocs Inc. and SBC Services, Inc. for Software and Professional Services, effective August 7, 2003.


---------------
* Previously filed.
+ Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.

ITEM 10. UNDERTAKINGS.

         Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 23rd day of September, 2004.


                                     AMDOCS LIMITED

                                     By: /s/ Thomas G. O'Brien
                                         --------------------------------------
                                          Thomas G. O'Brien
                                          Treasurer and Secretary
                                          Authorized U.S. Representative

                               POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            Signature                                   Title                               Date
            ---------                                   -----                               ----
                *                        Chairman of the Board                        September 23, 2004
---------------------------------
Bruce K. Anderson

/s/ Dov Baharav                         Director and Principal Executive Officer      September 23, 2004
---------------------------------
Dov Baharav


/s/ Ron Moskovitz                        Principal Accounting Officer                  September 23, 2004
---------------------------------
Ron Moskovitz

                *                        Director                                      September 23, 2004
---------------------------------
Robert A. Minicucci

                *                        Director                                      September 23, 2004
---------------------------------
Adrian Gardner

                *                        Director                                      September 23, 2004
---------------------------------
Julian A. Brodsky

                *                        Director                                      September 23, 2004
---------------------------------
Charles E. Foster

                *                        Director                                      September 23, 2004
---------------------------------
Eli Gelman

                *                        Director                                      September 23, 2004
---------------------------------
James S. Kahan

                *                        Director                                      September 23, 2004
---------------------------------
Nehmeia Lemelbaum

                *                        Director                                      September 23, 2004
---------------------------------
John T. McLennan

                *                        Director                                      September 23, 2004
---------------------------------
Mario Segal




* By: /s/ Thomas G. O'Brien
      ---------------------------
      Thomas G. O'Brien
      Attorney-in-Fact

                                  Exhibit Index


EXHIBIT
NUMBER                                    DESCRIPTION
------                                    -----------
  4.1          Memorandum and Articles of Association of Amdocs Limited
               (incorporated by reference to Exhibits 3.1 and 3.2 to Amdocs'
               Registration Statement on Form F-1 dated June 19, 1998;
               Registration No. 333-8826)

  4.2          Specimen Certificate for the ordinary shares of Amdocs Limited
               (incorporated by reference to Exhibit 4.1 to Amdocs' Registration
               Statement on Form F-1 dated June 19, 1998; Registration No.
               333-8826)

  4.3          Indenture, dated March 5, 2004, between Amdocs Limited and The
               Bank of New York, as trustee, for 0.50% Convertible Senior Notes due 2024 (incorporated by reference to Exhibit 99.1 to Amdocs'
               Report on Form 6-K, filed March 5, 2004)

  4.4          Registration Rights Agreement, dated March 5, 2004, among Amdocs
               Limited and Morgan Stanley & Co. Incorporated, Goldman, Sachs &
               Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated
               (incorporated by reference to Exhibit 99.2 to Amdocs' Report on Form 6-K, filed March 5, 2004)

  5.1*         Opinion of Carey Olsen.

  5.2          Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

 12.1*         Computation of Ratio of Earnings to Fixed Charges

 23.1*         Consent of Ernst & Young LLP.

 23.2*         Consent of Deloitte & Touche, LLP.

 23.3*         Consent of Carey Olsen (included in Exhibit 5.1).

 23.4 Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.2).

 24.1*         Power of Attorney (See page II-4 of this Registration Statement).

 99.1*         Share Purchase Agreement dated as of May 28, 2003 between Amdocs
               Holdings ULC and Bell Canada.

 99.2*+ Software Master Agreement between Amdocs Software Systems Limited and SBC Services, Inc., effective December 10, 2003.

 99.3*+ Agreement between Amdocs Inc. and SBC Services, Inc. for Software and Professional Services, effective August 7, 2003.

--------------
* Previously filed.
+ Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.